UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2018

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transmission period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On June 7, 2018, Cinedigm Corp. (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement, dated as of August 22, 2013 and amended on August 4, 2017, between the Company and Christopher J. McGurk (the “Employment Agreement”). Pursuant to the Amendment, Mr. McGurk will continue to serve as the Chief Executive Officer and Chairman of the Board of the Company through March 31, 2021. The Amendment also provides that (i) if Mr. McGurk’s employment continues after March 31, 2021 without an extension or renewal of the Employment Agreement, as amended, or entry into another employment agreement, then such employment will be at-will and, for the duration of the at-will employment, Mr. McGurk will be entitled to receive the Base Salary (as defined in the Employment Agreement) and participate in the bonus, stock incentive, and benefit programs in effect at the expiration of the Term (as defined in the Amendment).

The Amendment also provides that Mr. McGurk is eligible for (i) under the Company’s Management Annual Incentive Plan, a target bonus opportunity percentage of 100% of the Base Salary, to be adjusted higher or lower at the sole and absolute discretion of the Compensation Committee of the Board of Directors (the “Compensation Committee”), consistent with goals established from time to time by the Compensation Committee, (ii) under the Company’s 2017 Equity Incentive Plan, performance share units for up to 640,000 shares of the Company’s Class A common stock (the “Common Stock”), subject to the EBITDA targets to be determined in the sole and absolute discretion of the Compensation Committee, with 50% of such shares to vest on March 31 of each of 2019 and 2020, and (iii) under the Company’s 2017 Equity Incentive Plan, 700,000 stock appreciation rights (“SARs”) having an exercise price of $1.47 and a term of ten (10) years, and one-third (1/3) of which will vest on March 31 of each of 2019, 2020 and 2021.

The Amendment provides that, in the event of a termination without Cause (as defined in the Employment Agreement), Mr. McGurk shall be entitled to payment of (i) the greater of any Base Salary for the remainder of the Term or one year’s Base Salary and (ii) an amount equivalent to the average of the last three (3) bonus payments under the MAIP, if any, under the Employment Agreement. In addition, the Amendment provides that the existing severance terms in connection with a Change in Control apply if all conditions to such payment occur prior to March 31, 2020, and that if such conditions apply occur thereafter, then Mr. McGurk shall be entitled to the payments described in the first sentence of this paragraph instead.

All terms of the Employment Agreement that were not affected by the Amendment remain in full force and effect.

The foregoing description of the Amendment is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1. A form of Notice of Stock Appreciation Right Grant is filed herewith as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Amended and Restated Employment Agreement between Cinedigm Corp. and Christopher J. McGurk dated as of June 7, 2018.
10.2	Form of Notice of Stock Appreciation Right Grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CINEDIGM CORP.
Dated: June 11, 2018	By:	/s/ Gary S. Loffredo
Gary S. Loffredo President of Digital Cinema, General Counsel and Secretary